Exhibit 99.1

NINETEENTH ADDENDUM TO APPENDIX A OF
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This Nineteenth Addendum to Appendix A of that certain Fourth Amended and Restated Service Agreement (the "Addendum") is entered into as of this 31st Day of December, 2023, by and between Comenity Bank (“Bank”), a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, Delaware 19803 and Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Fourth Amended and Restated Service Agreement as of June 1, 2022, (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1. Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended or added, as set forth in further detail in Exhibit A hereto.

2. Effective Date: The amendments to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3. Miscellaneous. Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Nineteenth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By: /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title: EVP, Chief Credit Risk and Operations Officer

Nineteenth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

EXHIBIT A

SECTION I: SERVICES AND PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY BANK PRODUCTS

1.    Amendments and Additions. Set forth below are an additional Performance Standard and revisions to an existing Service Name, existing Service Descriptions and existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
People and Culture • Assist in the recruiting, training, and management of staff.	N/A	N/A	Amended Service Name and Description
Recruitment average time to fill are as follows:
•    Professional positions filled ≤ an average time to fill of 60 days.
•    External volume positions filled ≥ a 80 % class fill rates.
•    Global positions filled ≤ an average time to start of 150 days
		Quarterly	Amended
Information Security Support • Provide technologies and manage network and application access to protect client/customer data while assuring privacy and regulatory compliance.	Meet or exceed established threshold (>=98%) for granting approved manual user access requests within 10 business days of approval.	Monthly	Amended
	Meet or exceed established threshold (>=98%) for granting approved systemic user access requests within 48 hours of approval.	Monthly	Added
Model Development
•    Perform model development activities, including new models and changes to existing models as needed, including the CECL Model.
•    Complete model monitoring as scheduled, and provide reporting of monitoring results, including the CECL Model.
•    Follow Model Governance Framework.
•    Maintain all required documentation.
•    Other FLOD model services, as requested.
	N/A	N/A	Amended Service Description

Nineteenth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank
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